UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 18, 2009

Date of Report (Date of earliest event reported)

Nano Mask, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-27421	87-0561647
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

708D Industrial Park Drive, Manteca, CA	95337
(Address of principal executive offices)	(Zip Code)

(209) 249-4325

Registrant's telephone number, including area code

Item 4.01 Changes in Registrant’s Certifying Accountant

On September 18, 2009 (the "Engagement Date"), Nano Mask, Inc., formerly Emergency Filtration Products, Inc., (the “Company”) engaged Piercy Bowler Taylor & Kern, Certified Public Accountants (“PBTK”) as the Company’s independent registered public accounting firm, beginning with the annual and interim periods ended December 31, 2007 and thereafter, during which periods the Company had no independent registered public accounting firm.

During the Company's two most recent fiscal years, the subsequent interim periods thereto, and through the Engagement Date, neither the Company nor anyone on its behalf consulted PBTK regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements; or (2) any matter regarding the Company that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and related instructions to Item 304 of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company’s management intends to bring its annual and interim financial statements and SEC periodic reports filings with the SEC current as soon as possible.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: September 21, 2009

Nano Mask, Inc.

By:  /S/ Douglas Heath

Douglas Heath, CEO and President